UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2026

Velo3D, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39757	98-1556965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2710 Lakeview Court,
Fremont,	California	94538
(Address of principal executive offices)		(Zip Code)

(408) 610-3915

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value per share	VELO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On March 24, 2026, Velo3D, Inc. (the “Company”) issued a press release announcing its financial results for the three and twelve months ended December 31, 2025 (the "Press Release"). In the Press Release, the Company also announced that it would be holding a conference call on March 24, 2026 at 2:00 p.m. Pacific Time to discuss its financial results for the three and twelve months ended December 31, 2025.

On March 24, 2026, the Company also published earnings presentation slides (the "Earnings Presentation") related to its financial results for the three and twelve months ended December 31, 2025 for use in investor discussions. Copies of the Press Release and Earnings Presentation are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

The information furnished with this Item 2.02, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of James Suva as Chief Financial Officer

On March 20, 2026, the board of directors of the Company appointed James Suva as Chief Financial Officer and principal financial and accounting officer, effective April 6, 2026.

Mr. Suva replaces Bernard Chung, who has been serving as the Company's Acting Chief Financial Officer and principal financial and accounting officer since December 31, 2025, pending the search for, and appointment of, a permanent Chief Financial Officer. Mr. Chung will cease serving as Acting Chief Financial Officer effective April 6, 2026 and will continue to serve as the Company's Corporate Controller. The Company thanks Mr. Chung for his dedicated service.

Mr. Suva, age 55, most recently served as Senior Vice President and Treasurer at Cricut, Inc. (Nasdaq: CRCT), a publicly traded creative technology company, from April 2023 to March 2026, where he oversaw accounting, financial planning and analysis, treasury, and global operations. From June 2002 to March 2023, Mr. Suva served as Managing Director at Citibank in New York and San Francisco, where he led the firm's global IT Hardware and Technology Equity Research practice. During his tenure at Citibank, Mr. Suva specialized in the technology sector, including additive manufacturing and 3D printing, and led capital markets transactions for numerous technology companies.

Mr. Suva holds an M.B.A. with high honors from the University of Chicago Booth School of Business, a Master of Accounting from Brigham Young University, and a Bachelor of Accounting from Brigham Young University. Mr. Suva is a licensed Certified Public Accountant.

The Company anticipates entering into an employment agreement with Mr. Suva, the material terms of which will be disclosed by amendment to this Current Report on Form 8-K or in a subsequent filing with the Security and Exchange Commission.

There are no arrangements or understandings between Mr. Suva and any other person pursuant to which he was appointed as Chief Financial Officer. Mr. Suva does not have a direct or indirect material interest in any "related party" transaction required to be separately disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Suva does not have any family relationships with any of the Company's directors or executive officers.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated March 24, 2026, regarding the Registrant’s results for the quarter and year ended December 31, 2025
99.2	Earnings Presentation, dated March 24, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Velo3D, Inc.

Date:	March 24, 2026	By:	/s/ Bernard Chung
		Name:	Bernard Chung
		Title:	Acting Chief Financial Officer